EXHIBIT 99.6
September 15, 2008
TO: Board of Directors of Ecology Coatings, Inc.
     Re: CEO Position
     Effective September 15, 2008, I hereby resign as the CEO of Ecology Coatings, Inc. I will remain the Chairman of the Board of Directors.

/s/ Richard D. Stromback
Richard D. Stromback

Cc: Daniel Iannotti, Secretary